UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaNegev 4, POB 1026,

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MYSZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2026, My Size, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell and issue in a private placement (the “Offering”) an aggregate of up to 1,308,901 unregistered pre-funded warrants (“Pre-Funded Warrants”), unregistered series C warrants to purchase up to an aggregate of 1,308,901 shares of common stock (the “Series C Warrants”) and series D warrants to purchase up to an aggregate of 1,308,901 shares of common stock (the “Series D Warrants”, and, with the Series C Warrants, the “Series Warrants”), at an offering price of $1.91 per Pre-Funded Warrant and associated Series Warrants. The Pre-Funded Warrants and Series Warrants are collectively known herein as the “Warrants”.

The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.001 per share and will not expire until exercised in full. The Series Warrants will be immediately exercisable at an exercise price of $1.66 per share, subject to adjustment as set forth therein. The Series C Warrants have a term of five years from the effective date of a resale registration statement registering the shares of common stock issuable upon exercise of the Warrants (the “Effective Date”)and the Series D Warrants have a term of 18 months from the Effective Date. The Warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares underlying the warrants.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the shares issuable upon exercise of the Warrants, within 15 days of the signing date of the Purchase Agreement (the “Signing Date”), and to have such Registration Statement declared effective within 45 days after the Signing Date in the event the Registration Statement is not reviewed by the SEC, or 75 days of the Signing Date in the event the Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, or if the Company fails to maintain the effectiveness of the Registration Statement.

The Purchase Agreement and the Registration Rights Agreement also contain representations, warranties, indemnification and other provisions customary for transactions of this nature. In addition, subject to limited exceptions, the Purchase Agreement provide that for a period of one year following the Effective Date, the Company will not effect or enter into an agreement to effect a “variable rate transaction” as defined in the Purchase Agreement. In addition, pursuant to the Purchase Agreements, the Company agreed to abide by certain customary standstill restrictions for a period of sixty (60) days following the Effective Date, subject to permitted exceptions. The Company also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Purchase Agreement) for a period of twelve (12) months following the Effective Date, subject to permitted exceptions.

Aggregate gross proceeds to the Company in respect of the Offering is approximately $2.5 million, before deducting fees payable to the placement agent and other offering expenses payable by the Company. The Offering is expected to close on or about September 16, 2026, subject to satisfaction of customary closing conditions.

The Company also entered into a letter agreement (the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the Company in connection with the Offering. The Company agreed to pay Wainwright a cash placement fee equal to 7% of the aggregate gross proceeds raised in the Offering, a management fee of 1.0% of the aggregate gross proceeds raised in the Offering, a non-accountable expense allowance of $35,000 and up to $50,000 for fees and expenses of the Placement Agent’s counsel and other out of pocket expenses. Wainwright will also receive placement agent warrants (the “Placement Agent Warrants”) on substantially the same terms as the Series C Warrants to be issued in the Offering in an amount equal to 7% of the aggregate number of Shares and Pre-funded Warrants sold in the Offering, or 91,623 shares, at an exercise price of $2.3875 per share and a term expiring on five years from the Effective Date.

The Warrants, Placement Agent Warrants and the shares underlying such warrants (the “Warrant Shares”) are being offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The investors have represented that they are accredited investors, as that term is defined in Regulation D, or qualified institutional buyer as defined in Rule 144(A)(a), and have acquired such securities for their own account and have no arrangements or understandings for any distribution thereof. The offer and sale of the foregoing securities is being made without any form of general solicitation or advertising. The Warrants, Placement Agent Warrants and Warrant Shares have not been registered under the Securities Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares or warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Warrants, and Placement Agent Warrants are not complete, and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Current Report states that the Offering is expected to close on or about September 16, 2026. In fact, the closing of the Offering is subject to various conditions and contingencies as are customary in securities purchase agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this offering may not close. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 3.02.	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the unregistered securities described herein is incorporated herein by reference.

Item 8.01.	Other Events.

On September 15, 2026, the Company also issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Securities Purchase Agreement, dated September 15, 2026
10.2	Form of Series C and Series D Warrant
10.3	Form of Pre-Funded Warrant
10.4	Form of Placement Agent Warrant
10.5	Form of Registration Rights Agreement, dated September 15, 2026
99.1	Press Release, dated September 15, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: September 16, 2026	By:	/s/ Oren Elmaliah
	Name:	Oren Elmaliah
	Title:	Chief Financial Officer